Exhibit 99.1

The Manitowoc Company Reports Fourth-Quarter and Full-Year 2019 Financial Results; Full-Year 2020 Guidance

Fourth-quarter 2019 Highlights

•	Net sales of $463.4 million
•	Adjusted EBITDA(1) of $30.9 million
•	Diluted earnings per share of $0.26, $0.35 on an adjusted basis(1)
•	Cash flows from operating activities of $144.6 million

Full-year 2019 Highlights

•	Net sales of $1,834.1 million
•	Adjusted EBITDA(1) of $156.6 million
•	Diluted earnings per share of $1.31, $1.89 on an adjusted basis(1)
•	Adjusted operating cash flows(1) of $148.0 million, a 220% conversion rate to adjusted net income

MILWAUKEE, Wis. - The Manitowoc Company, Inc. (NYSE: MTW), (the “Company” or “Manitowoc”) a leading global manufacturer of cranes and lifting solutions, today reported fourth-quarter net income of $9.2 million, or $0.26 per diluted share. Fourth-quarter adjusted net income(1) improved 117% to $12.6 million, or $0.35 per diluted share. The Company also reported fourth-quarter adjusted EBITDA(1) of $30.9 million, or 6.7% of sales. Fourth-quarter adjusted operating cash flows of $144.6 million increased $108.9 million from the comparable period in 2018.

Fourth-quarter orders of $472.0 million decreased 2% from the prior year on a currency neutral basis. Full-year 2019 orders totaled $1,638.6 million, a 13% decrease year-over-year on a currency neutral basis. Backlog totaled $475.1 million at December 31, 2019.

Full-year 2019 net sales of $1,834.1 million were negatively impacted by $44.3 million due to unfavorable changes in foreign currency exchange rates. Full-year 2019 adjusted EBITDA(1) was $156.6 million, and 8.5% of net sales, representing an improvement of approximately $40.4 million and 220 basis points over the prior year, respectively. Adjusted diluted earnings per share from continuing operations increased $1.25 in 2019, to $1.89. Full-year adjusted operating cash flows(1) improved $150.9 million from the comparable period to $148.0 million.

“I am pleased to report another quarter of improving year-over-year adjusted EBITDA margin and strong cash generation as we reduced inventory from June 30, 2019 by approximately $91 million, exceeding our expectations. Our fourth-quarter results contributed to what was an outstanding 2019 for Manitowoc. The four strategic priorities of The Manitowoc Way continue to generate results that prove our ability to deliver on our commitments,” commented Barry L. Pennypacker, President and Chief Executive Officer of The Manitowoc Company, Inc.

Pennypacker added, “We will continue to provide our customers with the types of cranes they need to increase their return on invested capital. This will be evident with our new product introductions at the ConExpo trade show in March 2020, where we will showcase six new cranes. While 2019 was a great year from a financial results perspective, our backlog declined 29% year-over-year primarily in the Americas region, setting up a more challenging year ahead. In spite of this, I am confident that through our ongoing lean transformation, Manitowoc has never been in a better position to navigate the market cycle, be it up or down,” concluded Pennypacker.

Full-Year 2020 Guidance:

•	Net sales – approximately $1.6 to $1.7 billion;
•	Adjusted EBITDA – approximately $85 to $115 million;
•	Depreciation – approximately $35 to $37 million;
•	Restructuring expense – approximately $4 to $6 million;
•	Interest expense – approximately $28 to $30 million;
•	Income tax expense – approximately $11 to $15 million, excluding discrete items; and
•	Capital expenditures – approximately $30 million.

Investor Conference Call

On Friday, February 7th, 2020, at 10:00 a.m. ET (9:00 a.m. CT), The Manitowoc Company’s senior management will discuss its fourth-quarter and full-year 2019 earnings results during a live conference call for security analysts and institutional investors. A live audio webcast of the call, along with the related presentation, published in conjunction with this press release, can be accessed in the Investor Relations section of Manitowoc’s website at www.manitowoc.com. A replay of the conference call will also be available at the same location on the website.

About The Manitowoc Company, Inc.

The Manitowoc Company, Inc. was founded in 1902 and has over a 117-year tradition of providing high-quality, customer-focused products and support services to its markets. Manitowoc is one of the world's leading providers of engineered lifting solutions. Manitowoc, through its wholly-owned subsidiaries, designs, manufactures, markets, and supports comprehensive product lines of mobile telescopic cranes, tower cranes, lattice-boom crawler cranes and boom trucks under the Grove, Manitowoc, National Crane, Potain, Shuttlelift and Manitowoc Crane Care brand names.

Footnote

(1)Adjusted net income from continuing operations, adjusted EBITDA, adjusted operating cash flows, free cash flows and adjusted diluted EPS are financial measures that are not in accordance with GAAP. For a reconciliation to the comparable GAAP numbers please see schedule of “Non-GAAP Financial Measures” at the end of this press release. Manitowoc believes these non-GAAP financial measures provide important supplemental information to both management and investors regarding financial and business trends used in assessing its results of operations. Manitowoc believes excluding specified items provides a more meaningful comparison to the corresponding reporting periods and internal budgets and forecasts, assists investors in performing analysis that is consistent with financial models developed by investors and research analysts, provides management with a more relevant measure of operating performance and is more useful in assessing management performance.

Forward-looking Statements

This press release includes “forward-looking statements” intended to qualify for the safe harbor from liability under the Private Securities Litigation Reform Act of 1995. Any statements contained in this press release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations of the management of the Company and are subject to uncertainty and changes in circumstances. Forward-looking statements include, without limitation, statements typically containing words such as “intends,” “expects,” “anticipates,” “targets,” “estimates,” and words of similar import. By their nature, forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. There are a number of factors that could cause actual results and developments to differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results and developments to differ materially include, among others:

•	actions of competitors;
•	changes in economic or industry conditions generally or in the markets served by Manitowoc;
•

unanticipated changes in customer demand, including changes in global demand for high-capacity lifting equipment, changes in demand for lifting equipment in emerging economies, and changes in demand for used lifting equipment;

•	geographic factors and political and economic conditions and risks;
•	the ability to capitalize on key strategic opportunities and the ability to implement Manitowoc’s long-term initiatives;
•	government approval and funding of projects and the effect of government-related issues or developments;
•	unanticipated changes in the capital and financial markets;
•	unanticipated changes in revenues, margins and costs;
•	the ability to increase operational efficiencies across Manitowoc and to capitalize on those efficiencies;
•	the ability to significantly improve profitability; and
•	risks and factors detailed in Manitowoc's 2018 Annual Report on Form 10-K and its other filings with the United States Securities and Exchange Commission.

Manitowoc undertakes no obligation to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise. Forward-looking statements only speak as of the date on which they are made. Information on the potential factors that could affect the Company's actual results of operations is included in its filings with the Securities and Exchange Commission, including but not limited to its Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

THE MANITOWOC COMPANY, INC.

Unaudited Consolidated Financial Information

For the three and twelve months ended December 31, 2019 and 2018

(In millions, except share data)

CONSOLIDATED STATEMENT OF OPERATIONS

	Three months ended December 31,		Year ended December 31,
	2019	2018	2019	2018
Net sales	$463.4	$515.3	$1,834.1	$1,846.8
Cost of sales	383.1	426.1	1,490.0	1,518.7
Gross profit	80.3	89.2	344.1	328.1
Operating costs and expenses:
Engineering, selling and administrative expenses	60.9	67.0	225.6	251.6
Asset impairment expense	—	82.2	—	82.6
Amortization of intangible assets	0.1	0.1	0.3	0.3
Restructuring expense	1.5	1.9	9.8	12.9
Total operating costs and expenses	62.5	151.2	235.7	347.4
Operating income (loss)	17.8	(62.0)	108.4	(19.3)
Other income (expense):
Interest expense	(7.1)	(9.8)	(32.7)	(39.1)
Amortization of deferred financing fees	(0.3)	(0.4)	(1.5)	(1.8)
Loss on debt extinguishment	—	—	(25.0)	—
Other income (expense) - net	0.9	(2.9)	9.8	(11.5)
Total other expense	(6.5)	(13.1)	(49.4)	(52.4)
Income (loss) from continuing operations before income taxes	11.3	(75.1)	59.0	(71.7)
Provision (benefit) for income taxes	2.1	3.2	12.4	(4.8)
Net income (loss) from continuing operations	9.2	(78.3)	46.6	(66.9)
Discontinued operations:
Loss from discontinued operations, net of income taxes	—	—	—	(0.2)
Net income (loss)	$9.2	$(78.3)	$46.6	$(67.1)

Per Share Data
Basic income (loss) per common share:
Net income (loss) from continuing operations	$0.26	$(2.20)	$1.31	$(1.88)
Loss from discontinued operations	—	—	—	(0.01)
Basic income (loss) per share	$0.26	$(2.20)	$1.31	$(1.89)
Diluted income (loss) per common share:
Net income (loss) from continuing operations	$0.26	$(2.20)	$1.31	$(1.88)
Loss from discontinued operations	—	—	—	(0.01)
Diluted income (loss) per share	$0.26	$(2.20)	$1.31	$(1.89)

Weighted average shares outstanding - Basic	35,366,843	35,587,023	35,487,358	35,513,162
Weighted average shares outstanding - Diluted	35,499,167	35,587,023	35,641,800	35,513,162

THE MANITOWOC COMPANY, INC.

Unaudited Consolidated Financial Information

As of December 31, 2019 and December 31, 2018

(In millions, except share data)

CONSOLIDATED BALANCE SHEETS

	2019	2018
Assets
Current Assets:
Cash and cash equivalents	$199.3	$140.3
Accounts receivable, less allowances of $7.9 and $10.3, respectively	168.3	171.8
Inventories — net	461.4	453.1
Notes receivable — net	17.4	19.4
Other current assets	26.0	58.3
Total current assets	872.4	842.9
Property, plant and equipment — net	289.9	288.9
Operating lease right-of-use assets	47.6	—
Goodwill	232.5	232.8
Other intangible assets — net	116.3	118.1
Other non-current assets	59.0	59.2
Total assets	$1,617.7	$1,541.9
Liabilities and Stockholders' Equity
Current Liabilities:
Accounts payable and accrued expenses	$340.8	$425.2
Short-term borrowings and current portion of long-term debt	3.8	6.4
Product warranties	47.2	39.1
Customer advances	25.8	9.6
Other liabilities	23.3	16.3
Total current liabilities	440.9	496.6
Non-Current Liabilities:
Long-term debt	308.4	266.7
Operating lease liabilities	37.6	—
Deferred income taxes	5.5	5.7
Pension obligations	86.4	85.7
Postretirement health and other benefit obligations	16.4	18.3
Long-term deferred revenue	30.3	25.2
Other non-current liabilities	46.3	42.4
Total non-current liabilities	530.9	444.0
Total stockholders' equity:
Preferred stock (3,500,000 shares authorized of $.01 par value; none outstanding)	—	—
Common stock (75,000,000 shares authorized, 40,793,983 shares issued, 35,374,537 and 35,588,833 shares outstanding, respectively)	0.4	0.4
Additional paid-in capital	592.2	584.8
Accumulated other comprehensive loss	(121.0)	(116.6)
Retained earnings	236.2	189.6
Treasury stock, at cost (5,419,446 and 5,205,150 shares, respectively)	(61.9)	(56.9)
Total stockholders’ equity	645.9	601.3
Total liabilities and stockholders' equity	$1,617.7	$1,541.9

THE MANITOWOC COMPANY, INC.

Unaudited Consolidated Financial Information

For the three and twelve months ended December 31, 2019 and 2018

(In millions)

CONSOLIDATED STATEMENT OF CASH FLOWS

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Cash Flows From Operating Activities:
Net income (loss)	$9.2	$(78.3)	$46.6	$(67.1)
Adjustments to reconcile net income (loss) to cash provided by (used for) operating activities:
Asset impairment expense	—	82.2	—	82.6
Loss from discontinued operations, net of income taxes	—	—	—	0.2
Depreciation expense	8.7	8.9	35.0	36.1
Amortization of intangible assets	0.1	0.1	0.3	0.3
Amortization of deferred financing fees	0.3	0.4	1.5	1.8
Deferred income tax (benefit) - net	1.5	(11.1)	1.5	(11.1)
Loss on early extinguishment of debt	—	—	25.0	—
Loss (gain) on sale of property, plant and equipment	—	2.6	(3.5)	0.9
Stock-based compensation expense and other	1.4	(0.2)	10.1	7.4
Changes in operating assets and liabilities, excluding the effects of business divestitures:
Accounts receivable	60.0	(167.1)	(124.2)	(553.4)
Inventories	69.1	33.6	(18.3)	(72.7)
Notes receivable	3.4	0.6	2.9	18.6
Other assets	9.2	(3.4)	23.9	2.7
Accounts payable	(22.3)	11.7	(59.7)	56.5
Accrued expenses and other liabilities	4.0	27.5	5.6	(15.6)
Net cash provided by (used for) operating activities of continuing operations	144.6	(92.5)	(53.3)	(512.8)
Net cash used for operating activities of discontinued operations	—	—	—	(0.2)
Net cash provided by (used for) operating activities	144.6	(92.5)	(53.3)	(513.0)
Cash Flows From Investing Activities:
Capital expenditures	(12.7)	(10.3)	(35.1)	(31.7)
Proceeds from sale of property, plant and equipment	—	0.8	17.2	13.0
Cash receipts on sold accounts receivable	—	151.8	126.3	553.1
Net cash provided by (used for) investing activities	(12.7)	142.3	108.4	534.4
Cash Flows From Financing Activities:
Proceeds from revolving credit facility	8.3	—	139.7	—
Payments on revolving credit facility	(8.3)	—	(139.7)	—
Payments on long-term debt	—	0.8	(276.6)	(3.8)
Proceeds from long-term debt	—	—	300.0	—
Other debt - net	(1.6)	—	(4.4)	—
Debt issuance costs	—	—	(8.3)	—
Exercises of stock options including windfall tax benefits	0.2	—	0.4	2.5
Common stock repurchases	—	—	(7.4)	—
Net cash provided by (used for) financing activities	(1.4)	0.8	3.7	(1.3)
Effect of exchange rate changes on cash and cash equivalents	1.3	(0.9)	0.2	(2.8)
Net increase in cash and cash equivalents	$131.8	$49.7	$59.0	$17.3

Non-GAAP Financial Measures

Non-GAAP Items

Adjusted net income from continuing operations, adjusted EBITDA, adjusted operating cash flows and free cash flows are financial measures that are not in accordance with GAAP. Manitowoc believes these non-GAAP financial measures provide important supplemental information to both management and investors regarding financial and business trends used in assessing its results of operations. Manitowoc believes excluding specified items provides a more meaningful comparison to the corresponding reporting periods and internal budgets and forecasts, assists investors in performing analysis that is consistent with financial models developed by investors and research analysts, provides management with a more relevant measure of operating performance and is more useful in assessing management performance.

Reconciliation of Adjusted Net Income to Net Income (Loss) From Continuing Operations
(in millions, except share data)
	Three Months Ended December 31,
	2019			2018
	As reported	Adjustments	Adjusted	As reported	Adjustments	Adjusted
Gross profit	$80.3	$—	$80.3	$89.2	$—	$89.2
Engineering, selling and administrative expenses (1)	(60.9)	2.8	(58.1)	(67.0)	—	(67.0)
Asset impairment expense (2)	—	—	—	(82.2)	82.2	—
Amortization of intangible assets	(0.1)	—	(0.1)	(0.1)	—	(0.1)
Restructuring expense (3)	(1.5)	1.5	—	(1.9)	1.9	—
Operating income (loss)	17.8	4.3	22.1	(62.0)	84.1	22.1
Interest expense	(7.1)	—	(7.1)	(9.8)	—	(9.8)
Amortization of deferred financing fees	(0.3)	—	(0.3)	(0.4)	—	(0.4)
Other income (expense) - net	0.9	—	0.9	(2.9)	—	(2.9)
Income (loss) before income taxes	11.3	4.3	15.6	(75.1)	84.1	9.0
(Provision) benefit for income taxes (4)	(2.1)	(0.9)	(3.0)	(3.2)	—	(3.2)
Net income (loss) from continuing operations	$9.2	$3.4	$12.6	$(78.3)	$84.1	$5.8

Diluted net income (loss) from continuing operations per share	$0.26		$0.35	$(2.20)		$0.16

(1)	The adjustment in 2019 represents the add back of a loss from a long-term note receivable from the 2014 divestiture of the Company’s Chinese joint venture.
(2)	The adjustment in 2018 represents the add back of a non-cash goodwill impairment charge in the EURAF segment.
(3)	The adjustments in 2019 and 2018 represent the add back of restructuring related charges.
(4)	The adjustments in 2019 and 2018 represent the income tax impacts of items (1) through (3).

	Year Ended December 31,
	2019			2018
	As reported	Adjustments	Adjusted	As reported	Adjustments	Adjusted
Gross profit	$344.1	$—	$344.1	$328.1	$—	$328.1
Engineering, selling and administrative expenses (1)	(225.6)	3.1	(222.5)	(251.6)	3.6	(248.0)
Asset impairment expense (2)	—	—	—	(82.6)	82.6	—
Amortization of intangible assets	(0.3)	—	(0.3)	(0.3)	—	(0.3)
Restructuring expense (3)	(9.8)	9.8	—	(12.9)	12.9	—
Operating income (loss)	108.4	12.9	121.3	(19.3)	99.1	79.8
Interest expense	(32.7)	—	(32.7)	(39.1)	—	(39.1)
Amortization of deferred financing fees	(1.5)	—	(1.5)	(1.8)	—	(1.8)
Loss on debt extinguishment (4)	(25.0)	25.0	—	—	—	—
Other income (expense) - net (5)	9.8	(15.5)	(5.7)	(11.5)	4.5	(7.0)
Income (loss) before income taxes	59.0	22.4	81.4	(71.7)	103.6	31.9
(Provision) benefit for income taxes (6)	(12.4)	(1.6)	(14.0)	4.8	(13.8)	(9.0)
Net income (loss) from continuing operations	$46.6	$20.8	$67.4	$(66.9)	$89.8	$22.9

Diluted net income (loss) from continuing operations per share	$1.31		$1.89	$(1.88)		$0.64

(1)

Adjustments relate to the add back of losses from a long-term note receivable relating to the 2014 divestiture of the Company’s Chinese joint venture in 2019 and 2018 and other non-recurring items in 2019.

(2)	The adjustment in 2018 represents the add back of a non-cash goodwill impairment charge in the EURAF segment and other non-recurring asset impairment charges.
(3)	The adjustments in 2019 and 2018 represent the add back of restructuring related charges.
(4)	The adjustment represents the removal of charges related to the Company’s refinancing of its Asset Based Lending Revolving Credit Facility and senior secured second lien notes.
(5)	The adjustment in 2019 represents the removal of a gain associated with the settlement of a legal matter. The adjustment in 2018 represents the add back of a pension settlement charge.
(6)

The adjustments in 2019 and 2018 represent the income tax impacts of items (1) through (5). The adjustment in 2018 also includes the removal of an income tax benefit from the partial release of a valuation allowance in the U.K.

Adjusted Operating Cash Flows and Free Cash Flows
(in millions)
	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Net cash provided by (used for) operating activities of continuing operations	$144.6	$(92.5)	$(53.3)	$(512.8)
Cash receipts on sold accounts receivable	—	151.8	126.3	553.1
Net payments (borrowings) on accounts receivable securitization program	—	(23.6)	75.0	(43.2)
Adjusted operating cash flows	144.6	35.7	148.0	(2.9)
Capital expenditures	(12.7)	(10.3)	(35.1)	(31.7)
Free cash flows	$131.9	$25.4	$112.9	$(34.6)

Adjusted EBITDA and Adjusted Operating Income

The Company defines adjusted EBITDA as net income (loss) before interest, income taxes, depreciation and amortization, plus an addback of restructuring and certain other charges. The reconciliation of income (loss) from continuing operations to adjusted EBITDA and operating income to adjusted operating income for the three and twelve months ended December 31, 2019 and 2018, is as follows (in millions):

	Three Months Ended December 31,		Year ended December 31,
	2019	2018	2019	2018
Net income (loss) from continuing operations	$9.2	$(78.3)	$46.6	$(66.9)
Interest expense and amortization of deferred financing fees	7.4	10.2	34.2	40.9
Provision (benefit) for income taxes	2.1	3.2	12.4	(4.8)
Depreciation expense	8.7	8.9	35.0	36.1
Amortization of intangible assets	0.1	0.1	0.3	0.3
EBITDA	27.5	(55.9)	128.5	5.6
Restructuring expense	1.5	1.9	9.8	12.9
Asset impairment expense	—	82.2	—	82.6
Loss on debt extinguishment	—	—	25.0	—
Other non-recurring charges (1)	2.8	—	3.1	3.6
Other income (expense) - net (2)	(0.9)	2.9	(9.8)	11.5
Adjusted EBITDA	30.9	31.1	156.6	116.2
Depreciation expense	(8.7)	(8.9)	(35.0)	(36.1)
Amortization of intangible assets	(0.1)	(0.1)	(0.3)	(0.3)
Adjusted operating income	22.1	22.1	121.3	79.8
Restructuring expense	(1.5)	(1.9)	(9.8)	(12.9)
Asset impairment expense	—	(82.2)	—	(82.6)
Other non-recurring charges	(2.8)	—	(3.1)	(3.6)
Operating income (loss)	$17.8	$(62.0)	$108.4	$(19.3)

Adjusted EBITDA margin percentage	6.7%	6.0%	8.5%	6.3%
Adjusted operating income margin percentage	4.8%	4.3%	6.6%	4.3%

(1)

Other non-recurring charges includes losses from a long-term note receivable resulting from the 2014 divestiture of the Company’s Chinese joint venture recorded in 2019 and 2018 and other charges included in engineering, selling and administrative expenses in the third-quarter 2019 Consolidated Statement of Operations.

(2)

Other (income) expense - net includes the settlement of a legal matter in 2019, along with foreign currency transaction (gains) losses, other components of net periodic pension costs and other miscellaneous items recorded in 2019 and 2018.

For more information:

Ion Warner

VP, Marketing and Investor Relations

+1 414-760-4805